UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010 (September 27, 2010)

BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On September 27, 2010, BlueLinx Holdings Inc. (the “Company”) entered into a stockholder agreement (the “Stockholder Agreement”) with Cerberus Capital Management, L.P. (“Cerberus Capital”) and Cerberus ABP Investor LLC (“CAI”), a wholly-owned subsidiary of Cerberus Capital and owner of approximately 55.39% of the aggregate outstanding shares of common stock of the Company, in connection with CAI’s pending tender offer to purchase all outstanding shares of common stock of the Company not otherwise owned by CAI for $4.00 per share (the “Offer”).

The Stockholder Agreement provides that, in the event that CAI consummates the Offer, but after giving effect thereto owns, beneficially or of record, less than 90% of the outstanding shares of common stock of the Company, then CAI and Cerberus Capital shall (i) provide for a subsequent offering period, in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of no less than five business days, and (ii) from the period beginning on the date the Offer is consummated and ending on the date that CAI acquires 100% of the outstanding Shares (the “Minority Stub Period”), (A) use their best efforts to maintain the Company’s status as a public reporting company under the rules and regulations of the Exchange Act, (B) cause the Shares to continue to be listed for trading on the New York Stock Exchange (the “NYSE”), or if no longer eligible for listing on the NYSE, on another marketplace, (C) maintain a board of directors that consists of at least three directors who are “independent” under the rules of the NYSE and upon commencement of the Minority Stub Period shall form a committee of at least three independent directors (the “Independent Committee”), and (D) not (including their affiliates) acquire, or agree, offer or propose to acquire, any assets of the Company, or any equity securities issued by the Company or engage in any transaction involving the Company, without the approval or recommendation of a majority of the Independent Committee, other than pursuant to a “short-form merger” under the laws of Delaware.

The Stockholder Agreement will automatically terminate upon the earlier of (A) the date that CAI terminates or withdraws the Offer without accepting for payment any shares of the Company’s common stock tendered pursuant thereto, (B) the date that the Minority Stub Period ends, or (C) the date, if any, that the Special Committee of the Company’s Board of Directors that was formed in connection with the Offer withdraws its recommendation to the Company’s stockholders to tender their shares in the Offer.

The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Stockholder Agreement among the Company, CAI and Cerberus Capital, dated September 27, 2010 (incorporated herein by reference to Exhibit (e)(13) to the Schedule 14D-9 filed by the Company on September 27, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

By: /s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Chief Financial Officer & Treasurer

Date: September 30, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Stockholder Agreement among the Company, CAI and Cerberus Capital, dated September 27, 2010 (incorporated herein by reference to Exhibit (e)(13) to the Schedule 14D-9 filed by the Company on September 27, 2010).